EXHIBIT 10.9




                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------


        EXECUTIVE EMPLOYMENT AGREEMENT made as of February 7, 1996 among Hills Stores Company, a Delaware corporation (the "Company), Hills Department Store Company, a Delaware corporation and wholly-owned subsidiary of the Company (the "Subsidiary"), each having its principal office at 15 Dan Road, Canton, Massa-chusetts 02021-9128, and Gregory K. Raven (the "Executive"), an individual residing at the address specified on the signature page hereof.

        The Company and the Subsidiary each desire to employ the Executive in the capacities of President and Chief Executive Officer, and the Executive desires to be so employed by the Company and the Subsidiary, in each case subject to the terms and conditions set forth in this agreement (the "Agree-ment").

        Now, therefore, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive intending to be legally bound hereby agree as follows:


        1.      Employment; Term.
                ----------------

                The Company and the Subsidiary each hereby employ the Executive, and the Executive hereby accepts such employment and agrees to serve the Company and the Subsidiary, upon the terms and conditions hereinafter set forth, for a term commencing on February 8, 1996 (the "Commencement Date") and terminating on January 30, 1999 unless terminated earlier in accordance with Section 6; provided that such term shall thereafter be extended from time to time for addi-tional periods of one fiscal year on the date it would otherwise expire unless the Executive or the Company or the Subsidiary gives notice not less than 90 days prior to such date that it elects to let this Agreement expire without ex-tension on such date (as so extended, the "Term").


        2.      Position; Conduct.
                -----------------

                (a) During the Term, the Executive will hold the titles and offices of, and serve in the positions of, President and Chief Executive Officer of the Company and the Subsidiary. The Executive shall report to the Board of Directors of the Company and the Subsidiary and shall perform such specific duties and service of a chief executive nature (including service as an officer, director or equivalent position of any subsidiary, affiliated company or venture of the Company, without additional compensation) as they shall reasonably request consistent with the Executive's position.

                (b) During the Term, the Executive agrees to (i) devote his full time and attention and best efforts to the business and affairs of the Company and the Subsidiary and to faithfully and diligently perform, to the best of his ability, all of his duties and responsibilities; (ii) abide by all applicable policies of the Company and the Subsidiary from time to time in

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effect provided that such policies are reasonable and comply with applicable law; and (iii) not take any action or conduct himself in any manner which would be reasonably likely to harm the reputation or goodwill of the Company or the Subsidiary. Nothing in this Section shall preclude the Executive from devoting reasonable time and attention to (A) serving, with the prior approval of the Board of Directors of the Company and the Subsidiary, as director, trustee or member of a committee of any organization; (B) engaging in charitable and commu-nity activities; and (C) managing his personal investments and affairs; provided that such activities do not involve any material conflict of interest with the interests of the Company or individually or collectively interfere materially with the performance of his duties and responsibilities as contemplated under this Agreement.


        3.      Boards of Directors.
                -------------------

                While it is understood that the right to elect directors of the Company is by law vested in the stockholders and directors of the Company, it is nevertheless mutually contemplated that, subject to such rights, the Executive will be elected to serve as a member of the Company's Board of Directors promptly following the Commencement Date. The Company will use its reasonable efforts to cause such election, including by (i) obtaining the election of the Executive to fill a vacancy on the Board of Directors of the Company until the next annual meeting of stockholders of the Company; (ii) by expanding the size of the Board of Directors of Company to create such vacancy, if necessary, and
(iii) by nominating the Executive for reelection to successive terms as a member of the Board of Directors of the Company during the Term. The Company will cause the Executive to be elected as a member of the Board of Directors of the Subsidiary and use its reasonable efforts to retain him as such during the Term. The Executive agrees to serve on the Boards of Directors of the Company and the Subsidiary without additional compensation.


        4.      Salary; Additional Compensation; Perquisites and Benefits.
                ---------------------------------------------------------

                (a) During the Term, the Company and the Subsidiary will pay the Executive a base salary at an annual rate of not less than $700,000 per annum, subject to annual review by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") and, in the discretion of such Committee, increased from time to time. Once increased, such salary shall not be decreased. Such salary shall be paid in installments in accor-dance with the Company's standard practice, but not less frequently than monthly.

                (b) For each fiscal year during the Term, the Executive will be eligible to earn a bonus. The award and amount of such bonus shall be based upon the Compensation Committee's determination of actual performance as measured against goals set by such Committee within 90 days of the commencement of the applicable performance period, which goals shall provide the Executive with the opportunity to earn a bonus upon achievement in full of such goals of 50% of the base salary paid to the Executive during such fiscal year (the "Target Bonus"), subject to approval by the stockholders of the Company to the extent required pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Such bonus shall be paid within 60 days of the comple-tion of such fiscal year. Notwithstanding the foregoing, for the year ending January 1997, the Executive will receive a bonus of no less than 25% of the base salary paid to the Executive.

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                (c)     During the Term, the Executive will participate in all
plans now existing or hereafter adopted for the general benefit of the Company's or the Subsidiary's employees, such as bonuses, stock option or other incentive compensation plans, profit sharing plans, retirement plans, life and health insurance plans, or other insurance plans and benefits (not including, however, bonus, severance or cash incentive arrangements other than those specified in this Agreement), if and to the extent that Executive is and remains eligible to participate thereunder, and subject to the provisions of such plans as the same may be in effect from time to time; provided, however, the Executive shall not be adversely affected by any change to such plans unless such change is applic-able to all senior executives of the Company. The Executive will be included in any Company or Subsidiary benefit plans in which senior executives of the Company and the Subsidiary participate. To the extent permitted by law, the terms of the respective plans (as such terms are currently in effect or may be amended to accommodate the provisions of this sentence) and applicable federal tax restrictions, (x) all waiting periods and vesting periods for such plans of the Company and the Subsidiary will be waived for the Executive and (y) the Executive shall be given such credit for his prior years of service as senior executive officer of a public company as shall be determined in accordance with the implementation of the Benefits Review (as hereinafter defined).

                (d) The Executive shall be eligible for stock option grants from time to time pursuant to the Company's 1993 Incentive and Non-Qualified Stock Option Plan (the "Option Plan") in accordance with the terms and condi-tions thereof. The Committee designated pursuant to the Option Plan has granted to the Executive, effective upon the Commencement Date, nonqualified options to purchse 300,000 shares of common stock of the Company at an exercise price of $12.00 per share. Such options shall vest as follows:

        First anniversary of the Commencement Date..........    25% vested
        Second anniversary of the Commencement Date.........    50% vested
        January 30, 1999....................................    75% vested
        January 29, 2000....................................    100% vested

Such options shall be exercisable (subject to vesting) for ten years from the date of grant and shall in all respects be subject to the terms and conditions of the Option Plan. Notwithstanding the foregoing, all such options shall be-come immediately exercisable in the event of a Change in Control or if the Executive's employment is terminated by the Company or the Subsidiary other than for Cause (as hereinafter defined), or if such employment is terminated by the Executive for Good Reason (as hereinafter defined). The Company and the Executive shall enter into an Option Agreement in respect of such options in a form reasonably acceptable to the Company and the Executive.

                (e) The Company shall grant to the Executive, effective upon the Commencement Date, 100,000 restricted shares of Common Stock, which shares shall be subject to divestiture if the Executive's employment shall terminate during the period of restriction. The restrictions shall lapse with respect to 60% of the shares on January 30, 1999 and with respect to the remainder of the shares on January 29, 2000. Notwithstanding the foregoing, all restrictions shall lapse upon either a Change in Control or if the Executive's employment is terminated by the Company or the Subsidiary other than for Cause or if such employment is terminated by the Executive for Good Reason.

                (f) The Company and the Subsidiary will reimburse Executive, in accordance with their standard policies from time to time in effect, for such reasonable and necessary documented out-of-pocket business expenses as may be incurred by the Executive during the Term in the performance of his duties.

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                (g)     The Executive shall be entitled to a vacation period to
be credited and taken in accordance with Company policy from time to time in effect for similarly situated executives, which in any event shall not be less than a total of four weeks per calendar year, beginning with the first calendar year of this Agreement (pro rata as to portions of years).

                (h) The Executive shall be granted a car allowance of up to $900 per month for lease of a luxury automobile (e.g., Cadillac STS, Jaguar, BMW or Lexus) arranged through the Company in accordance with the Company's automobile leasing program for senior executives.

                (i) The Executive's rights under this Agreement with respect to the plans, programs, perquisites and policies of the Company and the Subsidiary shall not preclude the Company or the Subsidiary from modifying or terminating any such plan, program, perquisite or policy, subject to the Execu-tive's right, in accordance with the terms of this Agreement, to participate in or be eligible for such program, perquisite or policy as so modified or any re-placement thereof and subject to the provisions of Section 7(c) and Section 7(d) with respect to the Executive's termination of his employment for Good Reason.

                (j) In the event that any accelerated vesting of the Executive's rights under this Agreement following a Change in Control (as here-inafter defined) results in the imposition of an excise tax payable by the Executive under Section 4999 of the Internal Revenue Code, or any successor pro-vision with respect to "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code, the Company shall make a cash payment to the Executive in the amount of such taxes and shall also make a cash payment to the Executive in an amount equal to the total of federal, state and local income and excise taxes for which the Executive may be liable on account of the cash payments to be made under this subsection (j).

                (k) As soon as practicable following the Commencement Date, the Company, in consultation with the Executive and such compensation profes-sionals as the Company deems reasonably appropriate, shall undertake a review (the "Benefits Review") of the compensation of chief executive officers of companies similar to the Company in its size and the character of its operations for the purpose of evaluating (i) the retirement and welfare benefits of the Executive; (ii) the benefits payable to the Executive or his beneficiaries in the event of the Executive's death or Disability (as hereinafter defined) during the Term; (iii) the accrual credit that should be granted to the Executive under the Company's employee benefit plans for his prior years of service as senior executive officer of a public company; and (iv) the benefits under Section 4(c) that should continue to be available to the Executive following the termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason, pursuant to Section 7(c) or Section 7(d), or following the ex-piration of the Term, pursuant to Section 7(e). Based upon the Benefits Review, and as soon as practicable following the conclusion thereof, the Company, consistent with the fiduciary obligations of its Board of Directors and the Compensation Committee, shall implement with respect to the Executive such of the foregoing benefit provisions as are consistent with benefits available to chief executive officers of companies similar to the Company in its size and the character of its operations (such action being referred to herein as the imple-mentation of the Benefits Review).


        5.      Relocation.
                ----------

                (a) The Executive agrees to relocate his principal residence to an area proximate to the Company's headquarters in Canton, Massachusetts as

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soon as practicable after the date of this Agreement.  The Company and the Sub-
sidiary shall reimburse the Executive for the Executive's reasonable, documented expenses incurred to move the Executive's family and the Executive's family household property from the Executive's current residence to such new resi-dences, including: (i) the cost of moving the Executive's family and its house-hold property, including packing and unpacking expenses; (ii) expenditures for travel and accommodations for visits and commutation to the Canton area by the Executive and his family in connection with such relocation; (iii) the use with-out charge of a two-bedroom corporate apartment proximate to the Company's head-quarters for a period of up to six months pending relocation of the Executive's residence; (iv) one half of the mortgage and real estate taxes on the Execu-tive's current residence after the sixth month following the time that such residence is first put up for sale by the Executive, up to a maximum of $25,000;
(v) reasonable and customary brokerage commissions on the sale of the Execu-tive's current residence; (vi) a percentage of the principal amount of any mortgage on the Executive's new residence payable to the lender at the closing of such mortgage, up to a maximum two (2) percentage points; and (vii) to the extent any of the items listed in clause (i) through (vi) is not tax deductible to the Executive, a cash payment to the Executive in the amount of any taxes payable with respect thereto (including any taxes imposed by reason of the pay-ment by the Company to the Executive of the amount of any taxes pursuant to this clause).


        6.      Termination.
                -----------

                (a) The Term will terminate at the election of the Company or the Subsidiary immediately upon notice from the Company or the Subsidiary to the Executive.

                (b) The Term will terminate forthwith upon the Executive's death or, upon notice by the Company or the Executive, upon the Executive's Dis-ability. As used herein the term "Disability" means the Executive's inability to perform the Executive's duties and responsibilities as contemplated under this Agreement for a period of more than 180 days, whether or not continuous, during any 365-day period, due to physical or mental incapacity or impairment.
A determination of Disability will be made by a physician satisfactory to both the Executive and the Company; provided that if the Executive and the Company cannot agree as to a physician, then each will select a physician and these two together will select a third physician, whose determination as to Disability will be binding on the Executive and the Company. The Executive, the Execu-tive's legal representative or any adult member of the Executive's immediate family shall have the right to present to the Company and such physician such information and arguments on the Executive's behalf as the Executive or they deem appropriate, including the opinion of the Executive's personal physician. Should the Executive become incapacitated, the Executive's employment shall con-tinue and all base salary and other compensation otherwise due to the Executive hereunder shall be continued through the date on which the Executive's employ-ment is terminated for Disability.


        7.      Severance.
                ---------

                (a) In the event that the Term is terminated by the Company or the Subsidiary for Cause, or if the Executive terminates his employment hereunder without Good Reason, the Company and the Subsidiary will pay to the Executive an amount equal to the Executive's accrued but unpaid base salary pursuant to Section 4(a) through the date of such termination, accrued but un-

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paid bonus for any completed fiscal year, additional salary payments in lieu of the Executive's accrued and unused vacation for the current calendar year (on a pro rata basis), unreimbursed business expenses in accordance with Section 4(f), unreimbursed medical, dental and other employee benefit expenses incurred in accordance with the applicable plans and any amount owed pursuant to Section 5 of this Agreement and any and all other benefits provided under the terms of the applicable employee plans to terminated employees (hereinafter referred to as the "Standard Termination Payments").

                (b) Upon the Executive's death, the Company and the Sub-sidiary shall pay the Standard Termination Payments to the Executive's estate, and any and all death benefits under the Company's benefit plans or as shall be implemented pursuant to the Benefits Review shall be paid to the Executive's beneficiary or beneficiaries as duly designated in writing by the Executive. Upon termination of the Term for Disability, the Company and the Subsidiary shall pay to the Executive the Standard Termination Payments and any and all other employee benefits as may be provided under the terms of the applicable employee benefit plans or as shall be implemented pursuant to the Benefits Review.

                (c) Subject to Section 7(d), in the event that the Company or the Subsidiary terminate the Executive's employment under this Agreement without Cause and other than by reason of his death or Disability or the Executive terminates his employment hereunder for Good Reason, so long as the Executive shall not have breached the Executive's obligations to the Company under Section 8 and Section 9 hereof (without limitation to any other remedy available to the Company), the Company shall (i) pay the Executive a lump sum payment equal to two times his base pay as then in effect pursuant to Section 4(a) for the current fiscal year and (ii) continue in effect the Executive's benefits under Section 4(c) and Section 4(h) or their equivalent for a period equal to the greater of two years and the remainder of the Term of this Agree-ment, provided that the benefits included in this clause (ii) (the "Severance Benefits") shall include only medical benefits, dental benefits, life insurance, disability benefits and car allowance and such other benefits as are designated pursuant to the implementation of the Benefits Review.

                (d) If, following a Change in Control, the Company or the Subsidiary terminates the Executive's employment under this Agreement without Cause or the Executive terminates his employment hereunder for Good Reason with-in two years of the Change in Control, the Company shall (i) pay the Executive a lump sum payment equal to the sum of three times the amount of the Executive's base pay as then in effect pursuant to Section 4(a) for the current fiscal year and three times the Executive's bonus pursuant to Section 4(b) for the current fiscal year (assuming all performance goals had been achieved) and (ii) continue in effect the Severance Benefits for a period equal to the greater of two years and the remainder of the Term of this Agreement; provided, however, that, in the case of the Executive's termination of his employment for Good Reason notice of such termination shall have been delivered to the Company within 60 days following the occurrence of the circumstances giving rise to such Good Reason; provided further that if the Executive terminates his employment here-under following a Change in Control for Good Reason as defined in clause (iv) of Section 7(g), the provisions of Section 7(c) and not this Section 7(d) shall apply to such termination.

                (e) If the employment of the Executive continues hereunder without termination to the end of the Term (as the Term may be extended pursuant to the proviso contained in Section 1), and the Term is not thereafter extended pursuant to the proviso to Section 1, the Company shall (i) pay the Executive a lump sum payment equal to two times his base pay as in effect pursuant to
Section 4(a) for the then ended fiscal year and (ii) continue in effect the

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Severance Benefits for a period of one year; provided, however, that the Execu-
tive shall not be entitled to any payment or benefits pursuant to this Section 7(e) if the Executive has given notice of his election to let this Agreement expire pursuant to the aforementioned proviso.

                (f)     As used herein, the term "Cause" means:

        (i) The Executive's willful or intentional failure or refusal to perform or observe any of the Executive's material duties, responsibilities or obligations set forth in, or as contem-plated under, this Agreement, if such breach is not cured within 30 days after notice thereof to the Executive by the Company or the Subsidiary;

        (ii) Any willful or intentional act or failure to act involving fraud, theft, embezzlement, dishonesty or moral turpitude (collectively, "Fraud") affecting the Comapny or the Sub-sidiary or any supplier or employee of the Company or the Subsidiary; or

        (iii) Conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeandor in the jurisdiction involved but which in-volves Fraud;

                (g) As used herein, termination of employment hereunder by the Executive for "Good Reason" shall mean the Executive's termination of his employment upon notice to the Company following

        (i) assignment to the Executive of duties materially inconsistent with the Executive's position as described in Section 2(a);

        (ii)    the Executive's being removed from such position;

        (iii) any change in any employee benefit plan in effect and applic-able to the Executive immediately following the implementation of the Benefits Review and such change, taking into account any offsetting increase in compensation or benefits, constitutes a material reduction in the Executive's compensation considered as a whole;

        (iv) the change in the location of the Company's principal executive offices to a location outside of the Boston metropolitan area; or

        (v)     a material breach by the Company of the terms of this Agreement,

in each case without the Executive's consent, which termination shall be effective 30 days after prompt notice of such circumstances by the Executive to the Company, if such circumstances have not been cured prior to such date.

                (h) As used herein, a "Change in Control" shall mean the occurrence of any one of the following events:

        (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, other than Dickstein Partners Inc. and its Affiliates becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under such Act, of 30% or more of the Voting Stock of the Company or the majority of the Board of Directors of the Company consists of

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                individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

        (ii) the Company or the Subsidiary adopts any plan of liquidation providing for the distribution of all or substantially all of the assets of the Company on a consolidated basis;

        (iii) the Company merges or combines with another company and, immediately after the merger or combination, the stockholders of the Company immediately prior to the combination hold, directly or indirectly, (1) in the event the Company is the surviving corporation 50% or less of the Voting Stock of the combined company or (2) in the event the Company is not the surviving corporation 50% or less of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

        (iv) the Company sells all or substantially all of its assets deter-mined on a consolidated basis.

As used herein, an "Affiliate" of a person or other entity shall mean a person or other entity that directly or indirectly controls, is controlled by or is under common control with the person or other entity specified (including with-out limitation any investment entity managed by the person or other entity specified or a person or entity that directly or indirectly controls, is controlled by or is under common control with the person or other entity speci-
fied). As used herein, "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

                (i) In the event that the Term is terminated for any reason, payments provided in this Section 7 shall constitute complete satisfaction of all obligations of the Company and the Subsidiary to the Executive pursuant to this Agreement. Upon any such termination, the Executive shall cease to be an employee of the Company and Subsidiary for all purposes, and (except as other-wise expressly set forth in this Section 7) the Company and the Subsidiary shall have no obligation to provide the Executive with any employee benefits or perquisites hereunder. The Executive's rights set out in this Section 7 shall constitute the Executive's sole and exclusive rights and remedies as a result of the Executive's actual or constructive termination of employment without Cause.


        8.      Confidential Information.
                ------------------------

                (a) The Executive acknowledges that the Company, its sub-sidiaries, affiliated companies and ventures from time to time (collectively, including the Company, the "Company Affiliates") own and have developed and com-piled, and will own, develop and compile, certain proprietary techniques and confidential information which have great value to their business ("Confidential Information"). Confidential Information includes not only information disclosed by the Company Affiliates to the Executive, but also information developed or learned by the Executive during the course or as a result of employment here-under, which information the Executive acknowledges is and shall be the sole and exclusive property of the Company Affiliates. Confidential Information includes all proprietary information that has or could have commericial value or other

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utility in the business in which the Company Affiliates are engaged or contem-
plate engaging, and all proprietary information of which the unauthorized dis-closure could be detrimental to the interests of any of the Company Affiliates, whether or not such information is specifically labelled as Confidential Information by a Company Affiliate. By way of example and without limitation, Confidential Information includes any and all information developed, obtained or owned by any Company Affiliate concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising know-how, processes and research records), software, computer programs, innovations, discoveries, im-provements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpub-lished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, designs, plans, budgets, projections, customer, supplier and subcontractor identities, characteristics and agreements, and salary, staffing and employment information. Notwithstanding the foregoing, Confidential Information shall not in any event include information which (i) was generally known or generally available to the public prior to its disclosure to the Executive; (ii) becomes generally known or generally available to the public subsequent to disclosure to the Executive through no wrongful act of any person or (iii) which the Executive is required to disclose by applicable law or regulation (provided that the Executive provides the Company with prior notice of the contemplated disclosure and reasonably cooperates with the Company and the Subsidiary at their expense in seeking a protective order or other appropriate protection of such informa-
tion).

                (b) The Executive acknowledges and agrees that in the per-formance of his duties hereunder the Company Affiliates will from time to time disclose to him and entrust him with Confidential Information. The Executive also acknowledges and agrees that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the interests of the Company Affiliates, an invasion of privacy and an improper disclosure of trade secrets. The Executive agrees that he shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of his assigned duties and for the benefit of the Company Affiliates, any Confidential Information, either during the Term or thereafter.

                (c) In the event the Executive's employment with the Company and the Subsidiary ceases for any reason, the Executive will not remove from the premises of the Company or the Subsidiary without their prior written consent any records, files, drawings, documents, equipment, materials or writings re-ceived from, created for or belonging to the Company Affiliates, including those which relate to or contain Confidential Information, or any copies thereof.
Upon request or when the Executive's employment with the Company and the Subsidiary terminates, the Executive will immediately deliver the same to the Company.

                (d) During the Term, the Executive will disclose to the Company and the Subsidiary all designs, inventions and business strategies or plans developed by the Executive during such period which relate directly or indirectly to the business of the Company Affiliates, including without limita-tion any process, operation, product or improvement. The Executive agrees that all of the foregoing are and will be the sole and exclusive property of the Company and the Subsidiary and that the Executive will at the request and cost of the Company or the Subsidiary do whatever is necessary to secure the rights thereto, by patent, copyright or otherwise, to the Company or the Subsidiary.

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                (e)     The Executive, the Company and the Subsidiary agree that
the Executive shall not disclose to any Company Affiliate or use for the benefit of any Company Affiliate, any information which may constitute trade secrets or confidential information of third parties, to the extent the Executive has any such secrets or information.

                (f) The provisions of this Section 8 shall survive the termination of this Agreement and the Term.


        9.      Restrictive Covenants.
                ---------------------

                (a) The Executive acknowledges and agrees (i) that the services to be rendered by the Executive for the Company and the Subsidiary are of a special, unique, extraordinary and personal character, (ii) that the Execu-tive has and will continue to develop a personal acquaintance and relationship with one or more of the employees, suppliers and independent contractors of the Company Affiliates, which may constitute the primary or only contact of the Company or the Subsidiary with such employees, suppliers and independent con-tractors, and (iii) that the Executive will be uniquely identified by employees, suppliers, independent contractors and retail customers with the Company and the Subsidiary. Consequently, the Executive agrees that it is fair, reasonable and necessary for the protection of the business, operations, assets and repu-tation of the Company and the Subsidiary that the Executive make the covenants contained in this Section 9.

                (b) The Executive agrees that, during the Term and for 12 months thereafter, the Executive shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, partner, consultant, advisor, proprietor, trustee or investor, any Competing Business in the Territory; provided however that nothing contained in this
Section 9(b) shall prevent the Executive from owning less than 2% of the voting stock of a publicly held corporation for investment purposes. For purposes of this Section 9(b), the term "Competing Business" shall mean a business engaged in the operation of discount retailing department stores. For purposes of this
Section 9(b), the term "Territory" means any location within a radius of 10 miles from any location at which any Company Affiliate then operates a discount retailing department store and or any location at which, at the date of termina-tion of the Executive's employment hereunder, any Company Affiliate has taken substantial steps toward establishing such operations.

                (c) The Executive agrees that, during the Term and for 24 months thereafter, the Executive shall not, directly or indirectly,

        (i) seek to employ or engage, or assist anyone else to seek to employ or engage, any person who at any time during the year preceding the termination of the Executive's employment here-under was in the employ of any of the Company Affiliates or was an independent contractor providing material merchandising, marketing, sales, financial or management consulting services in connection with the business of any of the Company Affiliates and with whom the Executive had regular contact; or

        (ii) interfere in any manner in the relationship of any Company Affiliate with any of its suppliers or independent contractors, whether or not the relationship between such Company Affiliate and such supplier or independent contractor was originally established in whole or in part by the Executive's efforts.

                                       10
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As used in this Section 9, the "supplier" shall mean and include any individual, proprietorship, partnership, corporation, joint venture, trust or any other form of business entity which is then a supplier of any Company Affiliate or which was a supplier at any time during the one-year period immediately preceding the date of termination of employment.

                (d) The provisions of this Section 9 shall survive the termination of this Agreement and the Term.


        10.     Specific Performance.
                --------------------

                The Executive acknowledges that the Company Affiliates would sustain irreparable injury in the event of a violation by the Executive of any of the provisions of Section 8 or Section 9 hereof, and by reason thereof the Executive consents and agrees that if the Executive violates any of the provi-sions of Section 8 or Section 9, in addition to any other remedies available, the Company or the Subsidiary shall be entitled to a decree specifically enforcing such provisions, and shall be entitled to a temporary and permanent injunction restraining the Executive from committing or continuing any such violation, from any arbitrator duly appointed in accordance with the terms of this Agreement or any court of competent jurisdiction, without the necessity of proving actual damages, posting any bond, or seeking arbitration in any form.


        11.     Withholding.
                -----------

                The parties understand and agree that all payments to be made by the Company and the Subsidiary pursuant to this Agreement shall be subject to all applicable tax withholding obligations of the Company and the Subsidiary.


        12.     No Conflict.
                -----------

                The Executive represents and warrants that the Executive is not party to or subject to any agreement, contract, understanding, covenant, judg-ment or decree or under any obligation, contractual or otherwise, in any way restricting or adversely affecting the Executive's ability to act for the Company and the Subsidiary in all of the respects contemplated hereby.


        13.     Notices.
                -------

                All notices required or permitted hereunder will be given in writing by personal delivery; by confirmed facsimile transmission (with a copy dispatched by express delivery or registered or certified mail hereunder); or by express delivery via express mail or any reputable express courier service, in each case addressed:

        to the Company and the Subsidiary:      Hills Stores Company
                                                15 Dan Road
                                                Canton, MA 02021-9128
                                                Attention: Corporate Counsel
                                                Fax:            617-821-6966
                                                Confirm:        617-821-1000

                                        11
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and to the Executive at the address set forth on the signature page or, as to each party, at such other address as may be designated by notice in the manner set forth herein. Notices which are delivered personally, by confirmed fac-simile transmission, or by courier as aforesaid, will be effective on the date of delivery.


        14.     Miscellaneous:
                -------------

                (a) The failure of any party at any time to require perfor-mance of any provision hereunder will in no way affect the right of that or any other party thereafter to enforce the same or to enforce any of the other provi-sions in this Agreement; nor will the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any prior or subsequent breach of such provision or as a waiver of the provision itself.

                (b) This Agreement is a personal contract calling for the provision of unique services by the Executive, and the Executive's rights and obligations hereunder may not be sold, transferred, assigned, pledged or hypothecated by the Executive. In the event of any attempted assignment or transfer of rights hereunder by the Executive contrary to the provisions hereof (other than as may be required by law), the Company and the Subsidiary will have no further liability for payments hereunder. The rights and obligations of the Company and the Subsidiary hereunder will be binding upon and run in favor of the successors and assigns of the Company and the Subsidiary.

                (c) Each of the covenants and agreements set forth in this Agreement is a separate and independent covenant which has been separately bargained for and the parties hereto intend that the provisions of each such covenant shall be enforced to the fullest extent permissible. Should the whole or any part or provision of any such separate covenant be held or declared in-valid, such invalidity shall not in any way affect the validity of any other such covenant or of any part or provision of the same covenant not also held or declared invalid. If any covenant shall be found to be invalid but would be valid if some part thereof were deleted or the period or area of application reduced, then such covenant shall apply with such minimum modification as may be necessary to make it valid and effective.

                (d) This Agreement has been made and will be governed in all respects by the laws of the State of Massachusetts applicable to contracts made and to be wholly performed within such state, and the parties hereby irrevocably consent to the jurisdiction of the courts of the State of Massachusetts and federal courts located therein for the purpose of enforcing this Agreement.

                (e) Any controversy arising out of or relating to this Agreement or the breach hereof shall be settled by arbitration in Boston, Massa-chusetts by a single neutral arbitrator who shall be a retired federal or state court judge in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that in the event of any controversy relating to any violation or alleged violation of any provision of Section 8 or Section 9 hereof, the Company and the Subsidiary shall in their sole discretion be entitled to seek injunctive relief from a court of competent jurisdiction without any requirement to seek arbitration. The parties hereto agree that any arbitral award may be enforced against the parties to an arbitration proceeding or their assets wherever they may be found.

                                     12
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                 (f)     This Agreement sets forth the entire understanding
between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, writings and discussions among the parties with respect to that subject matter. This Agree-ment may be terminated, altered, modified or changed only by a written instru-ment signed by all of the parties hereto.

                (g) The Section heading contained herein are for purposes of convenience only and are not intended to define or list the contents of the Sections.

                (h) The provisions of this Agreement which by their terms call for performance subsequent to termination of the Term hereunder, or of this Agreement, shall so survive such termination.

                (i) The Company shall pay to the Executive all costs incurred by the Executive in any proceeding for the successful enforcement of the terms of this Agreement, including reasonable costs of investigation and attorneys' fees and expenses.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                HILLS STORES COMPANY


                                                By: /s/ Mark B. Dickstein
                                                   _________________________
                                                   Name:
                                                   Title:



                                                HILLS DEPARTMENT STORE COMPANY


                                                By: /s/ Mark B. Dickstein
                                                   _________________________
                                                   Name:
                                                   Title


Accepted and Agreed:

/s/ Gregory K. Raven
_________________________
Gregory K. Raven


Address for notices:

7385 McShu Lane
- -------------------------
Hudson, Ohio 44236
- -------------------------
Fax:
Confirm:

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